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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statements listed below, of our report dated January 18, 1995 (January 20, 1995 as to Note
28), with respect to the consolidated financial statements of Midlantic Corporation and Subsidiaries ("Midlantic") incorporated by reference in this Form 8-K from Midlantic's 1994 Form 10-K as filed with the Securities and Exchange Commission.

Form S-3 relating to the shelf registration of $1 billion of debt securities of PNC Funding Corp, unconditionally guaranteed by PNC Bank Corp., and/or preferred stock of PNC Bank Corp. (File No. 33-55114)

Form S-3 relating to the Dividend Reinvestment and Stock Purchase Plan of PNC Bank Corp. (File No. 33-52844)

Form S-3 relating to the shelf registration of six million shares of PNC Bank Corp. preferred stock (File No. 33-40602)

Post-Effective Amendment No. 1 on Form S-3 relating to the shelf registration of $500 million of debt securities of PNC Funding Corp, unconditionally guaranteed by PNC Bank Corp. (File No. 33-42803)

Form S-8 relating to the PNC Bank Corp. 1992 Long-Term Incentive Award Plan (File No. 33-54960)

Form S-8 relating to the 1987 Senior Executive Long-Term Award Plan of PNC Bank Corp.(now known as the PNC Bank Corp. 1992 Long-Term Incentive Award Plan) (File No. 33-28828)

Post-Effective Amendment No. 2 on Form S-8 relating to the Employee Stock Purchase Plan of PNC Bank Corp. (File No. 2-83150)

Post Effective Amendment No. 1 on Form S-8 relating to the Stock Option Plan of PNC Bank Corp. (File No. 2-92181)

Form S-8 relating to the PNC Bank Corp. Incentive Savings Plan (File No.
33-25140)

Post-Effective Amendment No. 1 (on Form S-3) to Form S-4 relating to the conversion of outstanding debentures assumed in connection with the merger of PNC Bank Corp., Kentucky, Inc., with and into a wholly-owned subsidiary of PNC Bank Corp. (File No. 33-10016)





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Post-Effective Amendment No. 2 (on Form S-8) to Form S-4 relating to the exercise of stock options assumed by PNC Bank Corp. in connection with the merger of PNC Bank Corp., Kentucky, Inc., with and into a wholly-owned subsidiary of PNC Bank Corp. (File No. 33-10016)

Post-Effective Amendment No. 1 (on Form S-8) to Form S-4 relating to the exercise of stock options assumed by PNC Bank Corp. in connection with the merger of a wholly-owned subsidiary of PNC Bank Corp. with and into Bank of Delaware Corporation (File No. 33-25642)


                                               /s/ COOPERS & LYBRAND L.L.P.
                                               ----------------------------

New York, New York
July 17, 1995




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